EXHIBIT 99.1

For Immediate Release

Contacts:	Steve Zaniboni	Robin Jackman, Ph.D.
	SEQUENOM, Inc.	SEQUENOM, Inc.
	Chief Financial Officer	V.P., Corporate Development
	(858) 202-9015	(858) 202-9185
	szaniboni@sequenom.com	rjackman@sequenom.com

SEQUENOM REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

San Diego, April 29, 2003 – SEQUENOM, Inc. (Nasdaq: SQNM) today reported financial results for the first quarter ended March 31, 2003. Revenue for the quarter was $7.4 million, compared to $8.6 million for the first quarter of 2002. Revenue was predominately from sales of the Company’s MassARRAY™ systems and consumables. SEQUENOM’s total costs and expenses for the quarter decreased to $16.7 million, compared to $21.0 million for the first quarter of 2002.

The net loss for the quarter decreased to $8.5 million, or $0.22 per share, compared to $127.9 million, or $3.41 per share for the first quarter of 2002. The first quarter 2002 net loss before the $116.9 million of non-cash charges related to the cumulative effect of the adoption of FAS 142 was $11.0 million, or $0.29 per share. On March 31, 2003, the Company held cash, cash equivalents, restricted cash and short-term investments totaling $91.9 million.

“We continue to make steady progress in each of our business units,” said Steve Zaniboni, SEQUENOM’s Chief Financial Officer. “In our genetic systems unit, we are seeing an increase in the average consumables usage rate per installed system in the field, resulting in more than $3 million in consumables revenue for the first quarter. In our pharmaceutical unit, we are generating intellectual property on candidate disease genes for major human diseases and potential disease-causing drug targets. We expect to complete our discovery genetics program of high-density genome-wide scans on time and within budget. We are also seeing the effects of improved efficiency with decreased operating expenses compared to the same period for the prior year. We continue to estimate a year-end 2003 cash balance of $70 to $75 million and believe this will adequately address our cash needs through 2005.”

Company Highlights

•	Achieved Record Level of Consumables Sales. SEQUENOM’s consumables revenue for the quarter grew by more than 70 percent over the same period in 2002, and for the first time exceeded $3

SEQUENOM Reports First Quarter 2003 Financial Results

million. SEQUENOM believes this is a strong indication that usage rates of the MassARRAY platform are increasing, partially driven by the Company’s recently introduced customer applications, including Allele Frequency Analysis, Targeted SNP Discovery and Gene Expression Analysis.

•	Research Collaboration with Isis Pharmaceuticals. SEQUENOM is using its Comparative Sequencing technology and large collection of ethnically diverse DNA samples to discover genetic variations within Isis’ antisense drug target regions. The collaboration will help to eliminate antisense candidate regions that contain common genetic variations, allowing Isis to focus its efforts on target regions likely to be common in diverse patient populations. The collaboration validates SEQUENOM’s MassARRAY-based Comparative Sequencing application for SNP discovery, which the Company introduced in December 2002.

•	Established Biological Mechanism for Candidate Gene (D-AKAP2) Associated with Major Health Impact. From the Company’s population genetics data, SEQUENOM extrapolates that an estimated 50 million individuals in the United States are carriers of a genetic variation in D-AKAP2 that exposes them to health risks, and of those an estimated 25 million will actually become sick. The biology underlying this gene, believed to increase the risk for heart disease, has now been investigated. Changes in gene and gene product function attributed to the genetic variation discovered have been determined and specific and selective peptide inhibitors have been designed and tested. These findings appeared in two recent articles published in PNAS. Programs for the development of specific animal models and a chemistry program focusing on small molecules that mimic the selective peptide inhibitors are well advanced.

•	Two New MassARRAY-based Applications Developed by Prominent Customers. Researchers at the Wellcome Trust Centre for Human Genetics at Oxford University, UK, and at Harvard University, Mass., developed a new application for Quantitative Gene Analysis, as recently published in Nature Genetics. Separately, researchers from the Genomics Institute of the Novartis Research Foundation published a genome-wide mouse SNP map in a recent issue of PNAS. This SNP assay portfolio will be available to the mouse genetics community for use with SEQUENOM’s MassARRAY system.

•	Published Protocols for Gene Expression Analysis. Gene Expression Analysis is the latest in SEQUENOM’s expanding base of high-performance DNA analysis applications. An article describing Gene Expression Analysis using the Company’s MassARRAY system was published in PNAS. The application uses SEQUENOM’s Quantitative Gene Analysis technology in a proprietary process to enable high throughput gene expression analysis with the precision and accuracy of the MassARRAY system.

SEQUENOM Reports First Quarter 2003 Financial Results

Web Cast of Conference Call

SEQUENOM’s management will hold a conference call today at 4:30 p.m. EDT to discuss the Company’s first quarter results. A live web cast is available at www.firstcallevents.com/service/ajwz379769998gf12.html and through a link that is posted on SEQUENOM’s web site at www.sequenom.com. The web cast will be available online through May 13, 2003. A telephone replay of the conference call also will be available for 48 hours at (800) 642-1687 or (706) 645-9291, reservation # 9863826.

About SEQUENOM

SEQUENOM is a leading genetics company organized into two distinct business units: SEQUENOM Genetic Systems and SEQUENOM Pharmaceuticals. The two business units combine to capitalize on the Company’s high performance DNA analysis platform, SNP assay portfolio, disease gene discovery programs and extensive DNA sample repository. SEQUENOM Genetic Systems is dedicated to the sales and support of the Company’s MassARRAY products and the continual expansion of platform applications. SEQUENOM Pharmaceuticals applies the power of human genetics to systematically identify disease-related genes that affect significant portions of the overall population. The pharmaceutical unit focuses on disease gene discovery, target identification, functional validation and ultimately diagnostic and therapeutic product development.

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SEQUENOM® and MassARRAY™ are trademarks of SEQUENOM, Inc.

Except for the historical information contained herein, the matters set forth in this press release, including statements relating to completion of the Company’s genetic discovery program, the effects of efficiency improvements, cash usage and balances, MassARRAY usage rates, the effects of carrying D-AKAP2, and the availability of the SNP assay portfolio to the mouse genetics community, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties inherent in and associated with drug discovery, development and commercialization, new product and application introductions and SEQUENOM’s technologies and other risks detailed from time to time in SEQUENOM’s SEC reports, including SEQUENOM’s Annual Report on Form 10-K for the year ended December 31, 2002, and its most recently filed quarterly report. These forward-looking statements are based on current information that is likely to change and speak only as of the date hereof.

SEQUENOM, Inc.

Condensed Consolidated Financial Statements

(in thousands, except per share data)

Consolidated Summary of Operations

	Three Months Ended March 31,
	2003	2002
	(Unaudited)
Revenues:
Product related	$6,595	$6,773
Services	583	1,786
Research	265	41

Total revenues	7,443	8,600
Costs and expenses:
Cost of product & service revenue	3,966	4,792
Research and development expenses	5,882	8,069
Selling, general and administrative expenses	5,949	7,039
Amortization of acquired intangibles	859	935
Amortization of deferred compensation	58	145

Total costs and expenses	16,714	20,980

Operating loss	(9,271)	(12,380)

Net interest income	407	1,028
Other income (expense), net	(8)	73

Loss before income taxes and cumulative effect of accounting change	(8,872)	(11,279)
Deferred income tax benefit	327	327

Net loss before cumulative effect of accounting change	(8,545)	(10,952)
Cumulative effect of accounting change	—	(116,947)

Net loss	$(8,545)	$(127,899)

Net loss per share, basic and diluted:
Before cumulative effect of accounting change	$(0.22)	$(0.29)

Cumulative effect of accounting change	—	$(3.12)
Net loss per share, basic and diluted	$(0.22)	$(3.41)
Weighted average of shares outstanding, basic and diluted	39,430,807	37,456,377

Consolidated Balance Sheet Information
	March 31 2003	December 31 2002
	(Unaudited)
Assets:
Cash, cash equivalents, short-term
investments and restricted cash	$91,907	$102,550
Other current assets	22,607	18,744
Property, equipment and leasehold improvements, net	14,965	15,926
Other assets, including intangibles	14,422	15,388

Total assets	$143,901	$152,608

Liabilities and Stockholders’ Equity:
Deferred revenue	3,565	3,840
Other liabilities	40,539	40,519
Stockholders' equity	99,797	108,249

Total liabilities and stockholders' equity	$143,901	$152,608